UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2021

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner	SNMP	NYSE American
interests

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02Unregistered Sales of Equity Securities.

As previously disclosed, on November 16, 2020, Sanchez Midstream Partners LP (the “Partnership”) and Stonepeak Catarina Holdings, LLC, entered into a letter agreement (the “Stonepeak Letter Agreement”) wherein the parties agreed that (i) the distribution on the Class C Preferred Units for the three months ended September 30, 2020 would be paid through the issuance of 22,274,869 common units (the “Q320 Stonepeak Units”) to Stonepeak instead of the issuance of additional Class C Preferred PIK Units, cash or a combination thereof, and (ii) such distribution of the Q320 Stonepeak Units would be payable to Stonepeak following satisfaction of certain issuance conditions, including, among other things, the delivery by the Partnership of a fully executed supplemental listing application from the NYSE American approving the issuance of the Q320 Stonepeak Units.

Following satisfaction of each of the issuance conditions, on February 1, 2021, the Partnership issued the Q320 Stonepeak Units to Stonepeak. The issuance of the Q320 Stonepeak Units was a private placement of equity securities made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 8.01Other Events.

As previously disclosed, the Stonepeak Letter Agreement also provides that Stonepeak will be able to elect to receive distributions on the Class C Preferred Units in common units for any quarter following the third quarter of 2020 by providing written notice to the Partnership no later than the last day of the calendar month following the end of such quarter.

In accordance with the Stonepeak Letter Agreement, on January 28, 2021, the Partnership received written notice of Stonepeak’s election to receive distributions on the Class C Preferred Units for the quarter ended December 31, 2020 in common units. Pursuant to the Stonepeak Letter Agreement, once the issuance conditions are satisfied, the Partnership will issue 12,445,491 common units to Stonepeak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP
By: Sanchez Midstream Partners GP LLC, its general partner

Date: February 2, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer, Secretary and Treasurer